Exhibit 99.2

         The AES Corporation

NOTICE OF GUARANTEED DELIVERY

OFFER TO EXCHANGE

Unregistered 7.75% Senior Notes due 2015
($500,000,000 aggregate principal amount issued October 15, 2007)
for
7.75% Senior Notes due 2015
that have been registered under the Securities Act of 1933
and
Unregistered 8.0% Senior Notes due 2017
($1,500,000,000 aggregate principal amount issued October 15, 2007)
for
8.0% Senior Notes due 2017
that have been registered under the Securities Act of 1933

        As set forth in the prospectus dated                        , 2007, of The AES Corporation ("AES") and in the accompanying letter of transmittal and instructions thereto, this form or one substantially equivalent hereto must be used to accept AES's offer to exchange 7.75% Senior Notes due 2015 and 8.0% Senior Notes due 2017 that have been registered under the Securities Act of 1933, as amended (the "Securities Act") (collectively, the "exchange notes"), for any and all outstanding unregistered 7.75% Senior Notes due 2015 and 8.0% Senior Notes due 2017, each series issued on October 15, 2007 (collectively, the "unregistered notes"), respectively, if (i) certificates representing the unregistered notes to be tendered for exchange are not lost but are not immediately available, (ii) time will not permit the letter of transmittal, certificates representing such unregistered notes or other required documents to reach the exchange agent prior to the Expiration Date (as defined herein) or (iii) the procedures for book-entry transfer cannot be completed prior to the Expiration Date. This form may be delivered by an Eligible Institution (as defined in the letter of transmittal) by mail or by hand or transmitted, via telegram, telex or facsimile, to the exchange agent as set forth below. All capitalized terms used herein but not defined herein shall have the meanings given to them in the prospectus.

          The exchange offer will expire at 12:00 p.m., midnight, New York City time, on                        , 2008 (the "Expiration Date") unless the exchange offer is extended by AES in its sole discretion. Tenders of unregistered notes may be withdrawn at any time prior to 12:00 p.m., New York City time, on the Expiration Date.

To: Wells Fargo Bank, N.A., Exchange Agent

By Overnight Courier or Mail:	By Registered or Certified Mail:	By Hand:
Wells Fargo Bank, N.A.	Wells Fargo Bank, N.A.	Wells Fargo Bank, N.A.
Corporate Trust Operations	Corporate Trust Operations	Corporate Trust Services
MAC N9303-121	MAC N9303-121	Northstar East Bldg.—12th Floor
6th & Marquette Avenue	P.O. Box 1517	608 2nd Avenue South
Minneapolis, Minnesota 55479	Minneapolis, Minnesota 55480	Minneapolis, Minnesota 55402
Attention: Reorg	Attention: Reorg	Attention: Reorg
(if by mail, registered or certified recommended)
By Facsimile:	To Confirm by Telephone:
(800) 344-5128; or
(612) 667-6282	(612) 667-9764
Attention: Bondholder Communications	Attention: Bondholder Communications

        Delivery of this instrument to an address, or transmission via facsimile with confirmation, other than to the exchange agent as set forth above will not constitute a valid delivery. The method of delivery of all documents, including certificates, is at the risk of the holder. Instead of delivery by mail, we recommend that holders use an overnight or hand delivery service. If delivery is by mail, we recommend registered mail with return receipt requested, properly insured. You should read the instructions accompanying the letter of transmittal carefully before you complete this notice of guaranteed delivery.

        This instrument is not to be used to guarantee signatures. If a signature on the letter of transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the letter of transmittal.

Ladies and Gentlemen:

        The undersigned hereby tender(s) to AES, upon the terms and subject to the conditions of the exchange offer as set forth in the prospectus and the letter of transmittal, receipt of which is hereby acknowledged, the aggregate principal amount of unregistered notes set forth below pursuant to the guaranteed delivery procedures set forth in the prospectus.

        The undersigned understands that tenders of unregistered notes will be accepted only in authorized denominations. The undersigned understands that tenders of unregistered notes pursuant to the exchange offer may not be withdrawn after 12:00 p.m., midnight, New York City time, on the Expiration Date. Tenders of unregistered notes may be withdrawn if the exchange offer is terminated or as otherwise provided in the prospectus.

        The undersigned understands that the exchange of unregistered notes for exchange notes will only be made after receipt by the exchange agent, within three (3) business days of the Expiration Date, of:

  (i)
  a properly completed and duly executed letter of transmittal (or a facsimile thereof) with any required signature guarantees and certificates representing the unregistered notes covered hereby in proper form for transfer,

  (ii)
  alternatively, confirmation of the book-entry transfer of such unregistered notes into the exchange agent's account at The Depository Trust Company ("DTC"), the Euroclear System ("Euroclear") or Clearstream Banking, Société Anonyme ("Clearstream Luxembourg"), pursuant to the procedure for book-entry transfer set forth in the prospectus, and

  (iii)
  this notice of guaranteed delivery together with any other required documents.

        All authority herein conferred or agreed to be conferred by this notice of guaranteed delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this notice of guaranteed delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

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PLEASE SIGN AND COMPLETE

Principal amount of unregistered 7.75% Senior Notes due 2015 tendered:*

Principal amount of unregistered 8.0% Senior Notes due 2017 tendered:*

Certificate no(s). of unregistered 7.75% Senior Notes due 2015 (if available)

Certificate no(s). of unregistered 8.0% Senior Notes due 2017 (if available)

If unregistered notes will be delivered by book-entry transfer at DTC, Euroclear or Clearstream Luxembourg, insert account no.:

Date: Name(s) of registered holders(s) Address: Area code and telephone no: Signature(s) of registered holder(s) or authorized signatory: Signature(s) of registered holder(s) or authorized signatory:
*
Must be in denominations of principal amount of $1,000 and any integral multiple thereof.

        This notice of guaranteed delivery must be signed by the registered holder(s) of unregistered notes exactly as its (their) name(s) appears on certificates for unregistered notes or on a security position listing as the owner of unregistered notes, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this notice of guaranteed delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

Please print name(s) and address(es)

Name(s)

Capacity:

Address(es):

        Do not send unregistered notes with this form. Unregistered notes should be sent to the exchange agent, together with a properly completed and duly executed letter of transmittal.

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GUARANTEE
(Not to be used for signature guarantee)

The undersigned, a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority or a commercial bank or trust company having an office or a correspondent in the United States or an "eligible guarantor institution" as defined by Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby (a) represents that each holder of unregistered notes on whose behalf this tender is being made "own(s)" the unregistered notes covered hereby within the meaning of Rule 13d-3 under the Exchange Act, (b) represents that such tender of unregistered notes complies with such Rule 14e-4, and (c) guarantees that, within three (3) business days from the date of this notice of guaranteed delivery, a properly completed and duly executed letter of transmittal (or a facsimile thereof), together with certificates representing the unregistered notes covered hereby in proper form for transfer or, alternatively, confirmation of the book-entry transfer of such unregistered notes into the exchange agent's account at DTC, Euroclear or Clearstream Luxembourg, pursuant to the procedure for book-entry transfer set forth in the prospectus and required documents will be deposited by the undersigned with the exchange agent.

        The undersigned acknowledges that it must deliver the letter of transmittal and unregistered notes tendered hereby to the exchange agent within the time period set forth and that failure to do so could result in financial loss to the undersigned.

Name of Firm: Address: Area Code and Telephone No.:	(Authorized Signature) Name: Title:

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